EXHIBIT 8.1


                             September ______, 2000




Asia  Properties  Investments,  Inc.
86/14  Sukhumvit  31
Bangkok,  10110  Thailand

          RE:    ASIA  PROPERTIES  INVESTMENTS,  INC.
                 REGISTRATION  STATEMENT  ON  FORM  F-4
                 --------------------------------------

Gentlemen:

     We have acted as counsel to Asia Properties, Inc., a Nevada corporation ("AP"), in connection with the proposed merger (the "Merger") of it with and into Asia Properties Investments, Inc., a British Virgin Islands corporation ("API(BVI)"), pursuant to the terms of the Agreement and Plan of Merger dated February 4, 2000 (the "Merger Agreement") by and between AP and API(BVI), as amended on July 14, 2000, as described in the Registration Statement on Form F-4 to be filed by API(BVI) with the Securities and Exchange Commission today (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form F-4 under the Securities Act of 1933, as amended.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, confirmed or photostatic copies and the authenticity of the originals of such copies. This opinion is conditioned upon there being no change in the applicable law between the date hereof and the effective date of the Merger. This opinion is further subject to the receipt by counsel prior to the effective date of the Merger of certain representations of API(BVI) and AP and shall be effective only at such time as we receive such representations and confirm our opinion in writing on such effective date. In the absence of such confirmation, this opinion shall be deemed to have been withdrawn.


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Asia Properties Investments, Inc.
September _____, 2000
Page 2

     Based on and subject to the foregoing, the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Tax Consequences of the Reincorporation," except as otherwise indicated, constitutes our opinion regarding the material Federal income tax consequences applicable to holders of AP Common Stock who are subject to the United States income tax, including (i) that there can be no assurance that the tax treatment of the Merger by AP, API(BVI) and the AP Shareholders will not be challenged by the Internal Revenue Service, or that any such challenge would not be sustained; and (ii) that no ruling has been requested from the Internal Revenue Service. You should also be aware that the discussion under the caption "Tax Consequences" of the Reincorporation in the Prospectus is based upon the application of existing United States legal authorities to the instant transaction and that such authorities are subject to change, either prospectively or retroactively. We are not undertaking hereby any obligation to advise you of any such changes in the applicable law subsequent to the date hereof, even if such changes materially affect the tax consequences of the Merger that are set forth above. We express no opinion as to any tax consequences under British Virgin Islands tax law.

     We hereby consent to the filing of this opinion as an exhibit to the Prospectus. We also consent to the references to Ballard Spahr Andrews & Ingersoll, LLP under the heading "Tax Consequences of the Reincorporation" in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Sincerely,



                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP


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